List of Subsidiaries	Exhibit 21.1

Company	Jurisdiction of Incorporation

CRS Retail Systems, Inc	US - New York

Scala North America Inc	US - Delaware

Activant International Holdings, Inc.	US - Delaware

HM Coop LLC	US - Delaware

NSB Retail Systems Inc	US - Ohio

NSB US Sales Inc	US - Delaware

Epicor International Holdings, Inc.	US - Delaware

Epicor Software Canada Ltd.	Canada

Epicor Software Argentina S.A.	Argentina

Epicor Software Mexico S.A. de C.V.	Mexico

Epicor Business Solutions Mexico S.A. de C.V.	Mexico

Epicor Software (UK) Limited	United Kingdom

Epicor Software (Ireland) Limited	Ireland

Epicor Software (Aust) Pty Limited	Australia

Epicor Software (NZ) Limited	New Zealand

Epicor Software Venezuela, S.A.	Venezuela

Epicor Software Colombia S.A.S.	Colombia

Activant Solutions Canada Limited	Canada

Activant Solutions Ireland Ltd.	Ireland

Activant Solutions UK Limited	United Kingdom

Activant Solutions Espana	SPAIN

Activant Solutions de Mexico SA de CV	Mexico

Epicor Limited UK	United Kingdom

Epicor Software B.V.I. Limited	British Virgin Islands

Epicor Software (Holdings) Virgin Islands EI	British Virgin Islands

Interactive (UK) Limited	United Kingdom

Epicor Software France S.A.	France

Epicor Retail Solutions Corporation	Canada

NSB Retail Systems, Ltd.	United Kingdom

NSB Retail Solutions Ltd	United Kingdom

NSB Retail	United Kingdom

NSB Finance Ltd	United Kingdom

NSB Funding No. 2 Ltd.	United Kingdom

NSB Finance No. 2 Ltd.	United Kingdom

NSB Enterprises Ltd.	United Kingdom

NSB Associates Ltd.	United Kingdom

USI Europe Limited	United Kingdom

NSB Retail No 2 Ltd.	United Kingdom

NSB Retail No 3 Ltd.	United Kingdom

Epicor Software (SEA) Pte Ltd	Korea

Scala Middle East Ltd	Dubai, United Arab Emirates

I Scala Ltd	Bermuda

Epicor Software (Shanghai) Co Ltd	China

Scala ECE (Overseas) Ltd	Cyprus

Scala ECE Central Asia Ltd	Nicosia, CY

Scala Near East Ltd	Nicosia, CY

Scala Kazakhstan	Kazakhstan

Scala CR S.R.O. (Czech)	Czech Republic

Epicor Software Czech s.r.o.	Czech Republic

Epicor Software Deutschland GmbH	Germany

Epicor Software Denmark A/S	Denmark

Scala EESTI AS (Estonia)	Estonia

Scala Balticum AS (Estonia)	Estonia

Scala Egypt Ltd	Egypt

Epicor Software Finland OY	Finland

Scala Aviculare AB (Finland)	Finland

OY FD consulting AB	Finland

Scala International Ltd (UK)	United Kingdom

Epicor Software (North Asia) Limited	Hong Kong

Epicor Software Hungary Kft	Hungary

Ablaksoft Kft (Hungary)	Hungary

P.T. Scala Cahayaprima (Indonesia)	Indonesia

Scala Business Solutions Ireland Limited	Ireland

Epicor Software Italia	Italy

Scala Japan KK	Japan

Epicor Software East Africa Ltd	Kenya

Epicor Software Lietuva UAB	Lithuania

Epicor Software Latvija SIA	Latvia

Epicor Software (M) Sdn Bhd (Malaysia)	Malyasia

Scala Business Solutions N.V.	Netherlands

Scala Business Software B.V.	Netherlands

Scala Management B.V.	Netherlands

Scala License B.V.	Netherlands

Scala Norge	Norway

Epicor Software Poland Sp zoo	Poland

Epicor Software Sprl	Romania

Epicor Software Sweden AB	Sweden

Epicor Software (Asia) pte Ltd	Singapore

Epicor Software (SEA) Pte Ltd.	Singapore

Scala Slovakia, SPOL S.r.o.	Slovakia

Epicor Software Thailand	Thailand

Scala Yazilim Ticaret	Turkey

Epicor Software (Taiwan) Limited	Taiwan

Scala Ukraine Dp	Ukraine
Scala CIS, Russian Legal Entity	Russia
Scala Business Software (Pty) Ltd	South Africa
Epicor Software South Africa (Pty) Ltd	South Africa